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                                                                    Exhibit 5.1

                                September 3, 1999




Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California 95051

Gentlemen:

                  We have examined the Registration Statement on Form S-3 originally filed by Affymetrix, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on July 12, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Company's common stock held by certain stockholders of the Company (the "Shares").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company and actions by the Board of Directors of the Company.

                  It is our opinion that the Shares have been validly issued, are non-assessable and are fully paid. Our opinion with respect to the Shares being sold by the stockholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,

                                       /s/  Gunderson Dettmer Stough
                                       -----------------------------------------
                                            Villeneuve Franklin & Hachigian, LLP

                                       GUNDERSON DETTMER STOUGH
                                       VILLENEUVE FRANKLIN & HACHIGIAN, LLP